Exhibit 10.18

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

DEVELOPMENT, PRODUCTION AND SUPPLY AGREEMENT

BETWEEN RIVIAN AUTOMOTIVE, LLC AND TROY DESIGN

AND MANUFACTURING CO.

R1 PROGRAM

[***]

DEVELOPMENT, PRODUCTION AND SUPPLY AGREEMENT

This Development, Production and Supply Agreement is made April 16, 2021 by and between Rivian Automotive, LLC (“Purchaser”) and Troy Design and Manufacturing Co. (“Seller”), each referred to as a “Party” or collectively as the “Parties.”

WHEREAS, Purchaser is in the business of developing and manufacturing electric vehicles;

WHEREAS, Purchaser desires certain goods and services in connection with its vehicles; and

WHEREAS, Seller desires to supply such goods and services to Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants and terms set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Scope of Agreement. This Development, Production and Supply Agreement, collectively with, and subject to the terms of: (a) any purchase orders or releases issued by Purchaser in connection herewith; (b) the General Terms and Conditions of Purchase attached hereto as Exhibit A; and (c) the engineering, development and technical requirements and milestones set forth in Exhibit B (all such agreements, documents and terms, collectively, the “Contract”) set forth the Parties’ agreement whereby Seller shall design, develop, manufacture, supply and sell to [***] as more fully described in Section 3 (the “Products”) and all related services identified herein for the life of Purchaser’s R1T and R1S vehicle program, which shall include production of Purchaser’s mule vehicles, validation vehicles, pilot vehicles, serial production vehicles, and service parts (collectively, the “Vehicle Program”) unless or until the Contract is earlier terminated in accordance with its terms.

2. Engineering, Design, and Development. Seller shall conduct all engineering, design, and development work necessary to produce the Products in accordance with the description and technical requirements set forth in Section 3, Exhibit B, and any other technical requirements and/or Specifications, or statements of work (if any) mutually agreed by the Parties in writing (the “ED&D Work”) [***]. Purchaser shall not incur any obligation to pay for any ED&D Work unless or until Purchaser issues a Purchase Order for the specific amount. Any cost for ED&D Work incurred by Seller prior to issuance of the same is at Seller’s own risk.

3. Technical Requirements and Specifications. Seller shall adhere to all quality processes, technical requirements, and specifications set forth in the Contract and otherwise reasonably communicated by Purchaser. The Products shall conform to the design and drawings referenced below (including any technical requirements and specifications incorporated therein), provided that, the Products may be subject to further design changes implemented during the course of development and the ED&D Work. Final design and technical requirements applicable to the Products shall be as finally released by Purchaser.

Part Name	Rivian Part Number	Rivian CA Release Number	Revision Level
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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4. Tooling. Seller shall produce or procure the tooling necessary to manufacture the Products (the “Tooling”). The total cost Purchaser will pay Seller for the Tooling shall not exceed [***], as further detailed in Section 5 below.

a.

Purchaser shall not incur any obligation to pay any Tooling cost unless or until Purchaser issues a Tooling Purchase Order and Tooling Kickoff Authorization document. Any Tooling costs incurred by Seller prior to issuance of the same is at Seller’s own risk.

b.	Thereafter, Seller shall issue invoices against the Tooling PO in the following percentages upon Seller meeting the following milestones (the “Tooling Milestone”):

1. [***]

2. [***]

3. [***]

4. [***]

c.

Seller shall deliver to Purchaser evidence of all Tooling costs in forms reasonably acceptable to Purchaser (i) on a quarterly and annual basis and (ii) prior to the end of each Tooling Milestone in which such Tooling costs were made. The Tooling shall be Purchaser’s Property as set forth in Exhibit A.

5. Price and Delivery Terms. The Parties agree to the following prices (USD) per Product:

Year	Prototypes and Validation	2021 (SOP)	2022	2023	2024 through End of Production	Tooling
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Payment Term: [***]

Delivery Terms: [***]

6. Vehicle Program Timing. Purchaser’s regular, serial vehicle production (“SOP”) is scheduled to occur [***]. However, Seller acknowledges that Purchaser’s SOP could be delayed or postponed for a variety of factors. Actual Vehicle Program timelines, including additional deadlines related to mule and validation vehicles and SOP, will be specifically defined and conveyed by Purchaser with reasonable notice to Seller.

7. Program Cancellation or Termination. Purchaser reserves the right to cancel the Vehicle Program or any vehicle-related program subject to the obligations upon termination set forth in the General Terms and Conditions of Purchase (Exhibit A). In the event of a termination or program cancellation, Purchaser has no liability to Seller for lost profits, unabsorbed overhead, capital investment, product development and engineering costs, unamortized depreciation costs, penalties, or general or administrative charges.

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8. Volume Estimates. Purchaser makes no guarantee regarding the specific quantity of Products that it will order from Seller. Seller accepts that Purchaser’s projected volumes may not be accurate, and that actual volume or duration could be less than or greater than the projections.

a. Validation and Pre-Production Products. Purchaser shall issue a purchase order for a specific firm quantity of Products for validation and pre-production Products closer to the applicable date of production.

b. Production Volumes. Upon SOP, Purchaser’s preliminary and non-binding vehicle volume projections are as follows:

Total volume
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

The vehicle volume projections set forth above shall be updated and distributed to Seller by Purchaser periodically (such updated projections shall be incorporated by reference as if set forth herein).

Quantity of Products per Vehicle: [***]

c. As SOP approaches, Purchaser will implement its mechanism for estimating and defining Product volumes, volume ramp-up, production forecasts, and releases with greater precision.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties have executed this Development, Production and Supply Agreement effective as of the Effective Date.

Rivian Automotive, LLC	Troy Design and Manufacturing Co.

Signature: /s/ Steve Gawronski	Signature: /s/ [Authorized Signatory]
Name: Steve Gawronski	Name: [Authorized Signatory]
Title: VP, Supply Chain	Title: President TDM
Date: 4/19/2021	Date: 4/19/2021

[Development, Production and Supply Agreement – Signature Page]

EXHIBIT A

GENERAL TERMS AND CONDITIONS OF PRODUCTION PURCHASE

[SIGNED COPY ATTACHED]

GENERAL TERMS AND CONDITIONS OF PRODUCTION PURCHASE MUTUALLY AGREED BETWEEN RIVIAN AUTOMOTIVE, LLC AND TROY DESIGN AND MANUFACTURING CO.

These General Terms and Conditions for Purchase Mutually Agreed Between Rivian Automotive, LLC and Troy Design and Manufacturing Co. (these “Terms and Conditions”), shall apply to each Purchase Order issued by Rivian Automotive, LLC, a Delaware limited liability company (collectively with its Affiliates, “Purchaser”) to Troy Design and Manufacturing Co. or any of its Affiliates (collectively, “Seller”) and shall be deemed to be incorporated by reference therein, as of the Effective Date. Purchaser and Seller are each referred to herein as a “Party” and collectively as the “Parties”.

1.	Offer/Acceptance.

1.1	Contract.

(a) The terms of all Purchase Orders (when issued by Purchaser and accepted as set forth below), these Terms and Conditions, and all other applicable agreements, including a Development, Production, and Supply Agreement, shall collectively constitute the contract between the Parties (the “Contract”). The effective date of the Contract shall be the earlier of (a) the date the Parties execute any written supply agreement, including a Development, Production, and Supply Agreement, or (b) Seller’s acceptance of a Purchase Order (as set forth below) (the “Effective Date”). Acceptance is expressly limited to the terms of the Contract. No purported acceptance of any Purchase Order on terms and conditions which modify, supersede, supplement or otherwise alter these Terms and Conditions shall be binding upon Purchaser and such terms and conditions are expressly rejected and replaced by these Terms and Conditions unless Seller’s proffered alternative terms or conditions are agreed in writing by Purchaser, notwithstanding Purchaser’s acceptance of or payment for any shipment of Goods or similar act of Purchaser.

(b) Purchaser’s issuance of a Purchase Order to Seller does not constitute an acceptance by Purchaser of any offer or proposal by Seller, whether in Seller’s quotation, acknowledgement, invoice or otherwise. In the event that any Seller quotation or proposal is held to be an offer, that offer is expressly rejected and is replaced in its entirety by the offer made up of the Purchase Order. By accepting the Purchase Order, Seller agrees that it is willing and able to provide all quantities referenced in such Purchase Order during the period reference therein.

(c) Seller shall accept any Purchase Order that conforms to the terms of a mutually executed written agreement, including a Development, Production and Supply Agreement. Each Purchase Order (and the terms and conditions which relate to such Purchase Order, including these Terms and Conditions) shall be deemed accepted by Seller by (i) written acceptance (which may occur electronically), (ii) shipment of Goods, performance of services, or commencement of work on Goods, or (iii) any other conduct of Seller that recognizes the existence of a contract pertaining to the subject matter hereof. Additionally, each Purchase Order shall be deemed accepted five (5) business days after Purchaser delivers the Purchase Order to Seller, if Seller fails to object to the Purchase Order. If Seller objects to any of the terms in the Purchase Order, Seller shall inform Purchaser and propose alternative terms. If Purchaser accepts such alternative terms, Purchaser shall issue a revised Purchase Order that includes such alternative terms. If a revised Purchase Order is not issued by Purchaser, the Parties acknowledge and agree that such alternative terms are expressly rejected.

1.2 Order of Precedence. In the event of a conflict between or among any document comprising the Contract, the applicable document will prevail as follows: (a) a Purchase Order amendment issued by Purchaser (if any), (b) the Purchase Order, (c) a production supply agreement or any written agreement between Purchaser and Seller, and (d) these Terms and Conditions.

1.3 Releases.

(a) Purchaser may issue Releases against a Purchase Order to Seller, specifying quantities and delivery dates for Products referenced in such Purchase Order. Each Release may be issued on a rolling basis. Each Release is binding to the extent set forth in this Section 1.3.

(b) Seller shall accept, and shall not reject, each Release to the extent it conforms to the Purchase Order. Seller shall be deemed to have waived these objections and accepted a Release if Seller fails to object to the Release in writing within two (2) business days after receipt thereof. If Seller cannot deliver by the date(s) specified in the Release, Seller shall immediately propose a revised date that is at or before the Lead Time from the date of the Release.

(c) Purchaser may reschedule or cancel all or any portion of any Release issued by Purchaser upon written notice to Seller. Such written notice may occur in electronic format. Purchaser’s only liability for rescheduling or cancelling any Release shall be to pay (as provided for herein) for Products that are to be delivered under the Release within the initial four weeks covered by such Release.

2.	Quantity and Duration.

2.1 Seller acknowledges and agrees that Seller is obligated to provide Goods to Purchaser in the quantity specified in any Purchase Order or Release issued by Purchaser. If the quantity is not specified on the Purchase Order, the quantity is for one hundred percent (100%) of Purchaser’s requirements.

2.2 Unless stated otherwise on the face of the Purchase Order, the duration of each Purchase Order shall be the period of time in which Purchaser uses certain Goods in production of Purchaser Products (the “Production Period”) and for ten (10) years thereafter (the “Service Period”). For the avoidance of doubt, however, this Section

2.2 shall not affect or otherwise modify or limit Purchaser’s rights of termination set forth herein.

2.3 If Seller’s ability to deliver any Products is or is reasonably likely to be constrained, Seller shall immediately notify Purchaser setting forth the cause for the anticipated delay and use best efforts to resolve the issue causing the constraint. Any oral communication shall be immediately confirmed in writing. During the period of any delay, Seller shall fulfill Releases prior to fulfilling orders for the same or similar products for any of Seller’s other customers for the period in which Seller’s production is constrained, using existing on-hand stock and Seller’s actual output. The foregoing is in addition to, and not in limitation of, Seller’s other obligations under the Contract and Purchaser’s other rights and remedies at law, in equity, and in the Contract.

2.4 Unless otherwise agreed in writing by the Parties, Seller shall build and maintain at all times during the Contract a safety stock of Products at an agreed location at no additional charge to Purchaser that consists of a quantity sufficient to meet at least two weeks of forecast deliveries under the Contract (“Safety Stock”). Seller will retain title to, and Purchaser will not have any obligations for, Safety Stock unless and until delivered in accordance with the Contract. Without Purchaser’s prior written consent, which Purchaser may withhold in its sole discretion, Seller may not sell, transfer, encumber or use any Safety Stock for any purpose other than to meet Seller’s obligations under the Contract.

2.5 PURCHASER MAKES NO WARRANTIES REGARDING THE QUANTITY OF PRODUCTS THAT IT WILL ORDER, IF ANY. PURCHASER IS NOT REQUIRED TO ISSUE ANY PURCHASE ORDERS, AND PURCHASER IS NOT OBLIGATED TO ISSUE ANY RELEASE UNDER A PURCHASE ORDER.

3.	Service Requirements.

3.1 During each of the Production Period and the Service Period, Seller shall sell the applicable Products to Purchaser to fulfill Purchaser’s service requirements for Purchaser Products. Unless otherwise agreed in writing by Purchaser, the price(s) for such Products during the initial three (3) years of the Service Period shall be the price(s) that were in effect at the end of the Production Period, and the Parties shall negotiate in good faith the price(s) for such Products for the remaining seven (7) years of the Service Period, which price(s) shall be at or less than the lowest price(s) charged to other customers for such (or similar) parts. Purchaser shall have the option to designate a different delivery location for service parts.

3.2 During each of the Production Period and the Service Period, if Purchaser desires to purchase components or parts of Products, Seller shall sell to Purchaser such components or parts at an equitable price that reflects the cost of the component or part less assembly costs, plus a markup commensurate with that on the related Product and any actual cost differential for packaging and assembly or manufacturing.

3.3 Following the expiration of the Production Period, Seller shall maintain tooling and an adequate stock of materials and supplies needed to produce new service parts throughout the Service Period.

4.	Warranties.

4.1 General Warranties. Seller represents and warrants to Purchaser that (a) it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of each Contract, and (b) it has the authority and ability to enter into, perform the obligations under and agree to the covenants contained in the Contract, and to grant the rights and licenses granted under each Contract.

4.2 Products Warranties. In addition to any express warranties set forth in the Purchase Order, any statutory warranties or any warranties implied by law, Seller, on behalf of itself and its sub-contractors and/or sub- suppliers, as applicable, expressly represents and warrants to Purchaser and Purchaser’s respective customers, successors and assigns that the Product(s) provided under the Purchase Order shall: (a) not infringe any Intellectual Property Right of any third party, either on its own or in combination with any reasonably foreseeable goods, services, and/or software; (b) strictly conform to and/or operate in accordance with the applicable Specifications and end-users’ reasonable expectations, (iii) conform to all drawings, PPAP submissions, samples and other descriptions furnished or relied upon by Purchaser or otherwise part of the Contract; (iv) be merchantable, free from defects in design (except to the extent designed by Purchaser without input from Seller), material and workmanship and shall be new (except to the extent Purchaser expressly agrees in writing otherwise) and of highest quality; (v) be fit for the purpose for which they are intended and safe for any use that is consistent with the applicable Specifications or that is reasonably foreseeable; (vi) be free and clear of all liens, claims or other encumbrances, and conveyed to Purchaser with good title; (vii) conform to all industry standards and Laws in force in countries to which Purchaser Products are exported or sold, including, as applicable, the National

Traffic and Motor Vehicles Safety Act and all Federal Motor Vehicle Safety Standards (FMVSS) referenced therein, California Air Quality Legislation and Air Resources Board regulations, Canadian Motor Vehicle Safety Act and all Canadian Motor Vehicle Safety Standards referenced therein, and European Union Directive 2007/46 (Whole Vehicle Approval Framework Directive) and all applicable regulations and directives referenced therein; (viii) be free of all malware, viruses and all other malicious code, disabling code, or code that causes either the Product or any product into which the Product is incorporated to perform in an unintended manner; and (ix) not cause any portion of Purchaser Product or any software owned or licensed by Purchaser, or any derivative thereof to (A) become subject to all or part of the license obligations or other Intellectual Property Rights or restrictions of any third party, including any open source software requirements; or (B) be disclosed or distributed in source code form, licensed to third parties for the purpose of making derivatives or such software, or redistributed free or charge.

4.3 Services Warranties. Seller represents and warrants to Purchaser that Seller shall (a) perform all services in a professional and workmanlike manner, using qualified personnel with the required skill, experience and qualifications to meet its obligations under the Contract; (b) perform all services in accordance with all applicable Laws, as well as regulations, industry standards or other standards, labeling, transporting, licensing approval or certification requirements, in the United States or any other jurisdiction where the Products will be sold or used; and (c) not infringe or misappropriate any Intellectual Property Rights of any third party.

4.4 Compliance Warranties. Seller represents and warrants to Purchaser that:

(a) it is not debarred, suspended, excluded, or disqualified from doing business with the United States Government, or listed as the Excluded Parties List System maintained by the General Services Administration of the United States Government (found at www.epls.gov);

(b) (i) it is not under investigation by any Governmental Authority for, nor has it been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws, (ii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws, and (iii) it has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws;

(c) it in compliance with all applicable domestic or foreign Anti-Corruption Laws, including those prohibiting the bribery of Government Officials, and will remain in compliance with all applicable Laws; that it will not authorize, offer or make payments directly or indirectly to any Government Official; and that no part of the payments received by it (whether compensation or otherwise) from Purchaser will be used for any purpose that could constitute a violation of any applicable Law;

(d) neither it nor any of its Representatives or subcontractors is the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UNSC), the European Union (EU), Her Majesty’s Treasury (HMT), or other relevant sanctions authority (collectively, “Sanctions”), nor is Seller, or any of its Representatives or Subcontractors located, organized or resident in a country or territory that is the subject of Sanctions;

(e) neither it nor any of its Representatives or Subcontractors has violated any Sanctions; and

(f) neither it nor any of its Representatives or Subcontractors will use any funds received by or on behalf of Purchaser to fund or engage in any activities with any Person or in any country or territory, that, at the time of such funding or activity, is the subject of Sanctions, or in any other manner that will result in a violation by any Person of any Sanctions.

4.5 Future Performance; Non-Exhaustive. All representations and warranties of Seller shall be deemed to be repeated on a daily basis during the term of the Contract and for the duration of all of Seller’s obligations under the Contract. As such, all representations and warranties of Seller shall extend to, and shall be deemed to be made by Seller with respect to, future performance of the Products throughout the Warranty Period and are not modified, waived or discharged by delivery, inspection, tests, acceptance or payment. Purchaser’s approval of any design, drawing, material, process or specifications will not relieve Seller of these representations and warranties. The warranties set forth in this Section 4 are in addition to any warranties express or implied by law or equity or otherwise made by Seller.

4.6 Notice to Purchaser. Seller shall immediately notify Purchaser in writing in the event Seller breaches, or has reason to believe that it will breach (through its or a third party’s act or omission, including receipt of notice by or on behalf of any Governmental Authority), any representation or warranty set forth in this Section 4.

4.7 Remedial Action. Seller will immediately notify Purchaser in writing when it becomes aware of any ingredient, component, design or defect in the Products that is or may become harmful to Persons or property or fails to meet the Specifications or other requirements of the Contract. Promptly upon learning of defective or non-conforming Products, and in addition to complying with Section 7.2 below, Seller will develop, document and implement corrective actions in accordance with all applicable quality control policies and standards of Purchaser, including by: (a) promptly investigating and reporting on the root cause of the problem; (b) remedying the cause of the problem and resume performance in accordance with the Contract; (c) implementing and notifying Purchaser of measures taken by Seller to prevent recurrences if the problem is otherwise likely to recur; and (d) making written recommendations to Purchaser for improvements in procedures.

5.	Quality.

5.1 Compliance Requirements. Seller shall comply with, and shall cause its permitted sub-contractors and sub-suppliers, to comply in all respects with Purchaser’s most current Specifications, the requirements set forth in Purchaser’s supplier quality manual (or other applicable supplier quality documentation), all applicable supplier quality and development process requirements, quality control and safety standards, procedures and inspection systems, and applicable Laws. Without limiting the foregoing, Seller shall provide an accurate and complete International Material Data System submission for each non-prototype Product and, as requested by Purchaser, information regarding the origin of all materials in each Product. Seller shall also disclose such information regarding its sub-contractors and sub-suppliers as and when reasonably requested by Purchaser.

5.2 PPAP. Seller agrees to comply with all requirements of the industry-standard Production Part Approval Processes (“PPAP”) for all Products. Level 3 PPAP is required for all Products unless (a) the parts supplied to Purchaser are in production on another automotive vehicle platform and have a prior Level 3 PPAP (100% production tooled/ 100% production process), in which case a copy of the part submission warrant is required and Purchaser reserves the right to request further proof of documentation and/or data; or (b) the Products are interim or prototype, in which case, and in lieu of a Level 3 submission, 100% inspection of all Products, material certification for each Product, and a control plan is required in advance of every shipment to Purchaser, and failure to supply this information will result in the rejection of Seller’s Products. The foregoing PPAP requirement applies only to the first shipments of new production parts, unless there is a production facility or tooling move, change of any supplier, design (by either Party), manufacturing facility, or tooling, and/or change of any manufacturing process. In the event of any conflict between quality requirements between express provisions of these Terms and Conditions and any part of the programs, requirements and/or standards referenced in this Section 5.2, the provisions that require higher quality standards shall control. Products may not be shipped from the Seller’s facility until PPAP approval is granted by Purchaser or written authorization is given by Purchaser. Seller is responsible for all costs incurred by Purchaser or for any Products shipped that do not conform to the requirements specified in this Section 5.2.

5.3 Inspection and Reclamation. Purchaser shall have the right (but not the obligation) to inspect, to review work progress, and to test all Products, tooling, special tooling, materials and workmanship to the extent practicable at all times and places during the period of manufacture. Purchaser’s inspection of the Products, whether during manufacture, prior to delivery or within a reasonable time after delivery, shall not constitute acceptance of any work in process or finished Products. Purchaser shall have the right to enter Seller’s facility during normal business hours or, in the event of a Seller shutdown, at reasonable times, to inspect the facility, Products, materials and any property of Purchaser covered by each Purchase Order and, without the necessity of a court order, may enter upon Seller’s property and remove property belonging to Purchaser or any customer of Purchaser, including, Purchaser’s Property and other goods, inventory or Seller’s Property that has been or is agreed to be sold to Purchaser under the Purchase Order.

5.4 Designated Suppliers. The Contract may include the designation of a third party that Seller is obligated to use as a supplier of certain parts or services to be used in performance of Seller’s obligations under the Contract (such third party, a “Designated Supplier”). Such designation does not relieve Seller of any of its obligations under the Contract, but Seller shall not be responsible for negotiating or resolving any disputes with a Designated Supplier related to price if the description in the Contract includes the price Seller is to pay such Designated Supplier.

6.	Delivery.

6.1 Seller shall deliver Products both in quantities and at times specified on the Contract. Unless otherwise stated in the Contract, Products shall be delivered FCA or DAP (Incoterms 2010) Purchaser’s designated manufacturing facility, with export customs formalities completed by Seller and title will transfer upon receipt of the Products by Purchaser at such facility. Seller shall adhere to shipping directions specified by Purchaser. Purchaser shall not be required to make payment for Products delivered to Purchaser that are in excess of firm quantities and delivery schedules specified in the Contract. Seller shall not procure, produce or ship any Products unless authorized in writing by Purchaser or as necessary to meet specific delivery dates. Shipments in excess of those authorized by Purchaser may be returned to Seller at Seller’s expense, and Purchaser may debit Seller for the cost of such returns. Purchaser may change shipping schedules or direct temporary suspension of such scheduled shipments. Purchaser may change the rate of scheduled shipments or direct temporary suspension of scheduled shipments, neither of which shall entitle Seller to a modification of the price of Products. Premium shipping expenses and/or other expenses necessary to meet delivery schedules set forth in the Contract shall be Seller’s sole responsibility.

6.2 Seller shall provide packing slips for all shipments. Packing slips and other shipping documents and memos, such as bills of lading, shall show the Purchase Order number, part number, vendor, and item and reference numbers. For each international shipment, in addition to the packing list, Seller shall include a customs valuation invoice (pro forma or “Commercial Invoice”, using the value set forth in the Purchase Order), with a master packing slip and shall furnish all other required export/import documents. Export and trade credits shall belong to Purchaser. Seller shall furnish (a) all documents required to obtain export credits and customs drawbacks; (b) certificates of origin of the materials and Products provided and the value added in each country; (c) all NAFTA, AALA and any other FTA or trade preference related or required documents; (d) all required export licenses or authorizations; and (e) any other documents requested by Purchaser or any of its customers. Seller warrants that the contents of such documents shall be true and accurate. Seller shall indemnify Purchaser for any damages, including duties, interest and penalties, arising from a false or inaccurate statement.

6.3 The Products provided by Seller shall be properly packed, marked, loaded and shipped as required by the Purchase Order and by the transporting carrier. For international shipments, all wooden packaging will be properly heat treated with IPPC stamp applied, and certificate delivered to Purchaser upon request. Purchaser may specify the method of transportation and the type and number of packing slips and other documents to be provided with each shipment. Seller shall comply with shipping instructions and process as provided by Purchaser. If Purchaser has not provided packing or shipping instructions, Seller will pack and ship Products in accordance with industry standards. Seller shall reimburse Purchaser for all expenses, including damage to the Products, incurred due to improper packing, marking, or loading. Unless otherwise provided in the Purchase Order, any charges or costs related to the handling, packaging, storage or transportation of the Products are the responsibility of the Seller and have been included in the price of the Products.

6.4 Time, Quantity and Quality are of the Essence.

(a) TIME, QUANTITY, AND QUALITY ARE OF THE ESSENCE AS TO ALL GOODS AND SERVICES. If Seller is late in delivery of any Goods or its provision of any Services, or if Seller cannot deliver the full quantities of Goods required under the Contract, or if Seller cannot meet the quality requirements under the Contract, Seller shall be in default under the Contract. In addition to any other binding obligations on Seller under the Contract, if Seller cannot meet the delivery dates, quantities or quality requirements specified in the Contract, Seller will promptly notify Purchaser and Purchaser shall be entitled to exercise any or all of the remedies set forth in Section 7.3 and 7.4.

(b) The provisions of this Section 6.4 are in addition to, and not in limitation of, Seller’s other obligations under the Contract and Purchaser’s other rights and remedies provided at law, in equity, and in the Contract.

7.	Remedies.

7.1 Rights and Remedies Cumulative. The rights and remedies reserved to Purchaser in the Purchase Order shall be cumulative with, and additional to, all other or further remedies provided in law or equity.

7.2 Rejection of Non-Conforming Products. Purchaser shall have the right, in addition to exercising all other rights Purchaser may have under the Uniform Commercial Code and any other applicable Law, to reject Products as non-conforming or defective, and at Purchaser’s option: (a) retain the non-conforming or defective Products in whole or in part with an appropriate adjustment in the price for the Products; (b) require Seller to repair or replace the non-conforming or defective Products within 24 hours of Purchaser’s notice thereof, at Seller’s sole expense, including all shipping, transportation, and installation costs; and/or (c) correct or replace the non- conforming or defective Products with similar items and recover all costs relating thereto from Seller.

7.3 Failure to Deliver Products.

(a) If Seller is unable or otherwise fails to supply the agreed Products by the agreed delivery date(s) or meet quantity or quality requirements in accordance with the Contract (or indicates that it will not meet any future delivery date), Purchaser may: (a) cancel all or a portion of the Contract or Release without liability and return rejected Products at Seller’s cost; (b) require Seller to deliver Products using expedited delivery methods necessary to meet delivery schedules set forth in Releases (in which case all costs and expenses of such expedited delivery shall be at Seller’s sole expense unless the delay or expense was solely the result of Purchaser’s gross negligence and Seller provides Purchaser with notice of any claim against Purchaser within ten (10) days after the occurrence of the alleged negligent action of Purchaser); or (c) purchase substitute Goods and alternative Services from other suppliers and hold Seller liable for the difference between the price of the Goods or Services to have been provided by Seller and amounts charged for the substitute performance, including charges for shipping, insurance, handling and taxes, and other costs incurred by Purchaser as a result of Seller’s failure.

(b) If the remedies of this Section 7.3 alone or together, are insufficient to meet Purchaser’s requirements or if Seller will be unable to comply with such provisions (as determined by Purchaser in its sole discretion), Seller’s default hereunder shall be deemed to subject Purchaser to irreparable and continuing injury for which remedies at law would be inadequate and, accordingly, Purchaser shall have the right to apply at any time to a judicial authority for appropriate injunctive relief (or other interim or conservatory measures) without the posting of any bond, including, as applicable, the exercise of the rights set forth in Section 2-716 of the Uniform Commercial Code and/or as otherwise available at law or in equity.

7.4 Other Remedies. Without limiting the generality of the foregoing, if Seller breaches the warranties set forth in Section 4, Purchaser shall notify Seller and Seller shall, if requested by Purchaser, reimburse Purchaser for any special, incidental and consequential damages caused by nonconforming Products, including costs, attorneys’ fees, expenses and losses incurred by Purchaser, including (a) in inspecting, sorting, testing, repairing or replacing such nonconforming Products; (b) resulting from production interruptions, and (c) in connection with claims for personal injury (including death) or property damage caused by such non-conforming Products. If requested by Purchaser, Seller shall, without charge to Purchaser, administer and process warranty charge- backs for nonconforming Products in accordance with Purchaser’s directions.

8.	Price; Payment Terms.

8.1 Price. The purchase price charged for Products listed on the Purchase Order are (a) not subject to increase (including any increase based upon currency fluctuations, changes in raw material or component pricing, labor or overhead), unless specifically agreed to by Purchaser in writing, (b) inclusive of taxes, if any, as set forth in Section 9, and any duties applicable to provision of the Products, and (c) inclusive of all storage, handling, packaging, labeling, shipping and all other expenses and charges, and any charges for non-returnable packaging shall be deducted from the purchase price if Purchaser elects to use returnable packaging.

8.2 Payment Terms. Except as otherwise provided in the Purchase Order, Purchaser shall pay Seller for Products as provided in the Contract. All payments of undisputed invoices are due [***] from the date of invoice, provided, however, Purchaser may withhold payment for any invoiced charges that Purchaser disputes in good faith. Payment of charges shall not be deemed an approval of such charges or acceptance of non-conforming Products, and Purchaser may later dispute such charges, and payment of charges shall not relieve Seller of any of its warranties or other obligations under the Contract, or limit or affect any rights or remedies of Purchaser.

8.3 Seller represents that all prices comply with all applicable Laws in effect at the time of quotation, sale and delivery. Seller agrees that any price reduction implemented by Seller for any Products or related charges will apply to all shipments of such Products under the Purchase Order or any Purchase Order amendment from and after Seller’s implementation of the price reduction. Seller shall ensure that the price charged to Purchaser for Products remains competitive with the price for similar goods or services available to Purchaser from other sellers.

8.4 Seller agrees to participate in any cost savings and productivity programs initiated by Purchaser and to implement Seller’s own cost savings and productivity programs and initiatives to reduce Seller’s costs. Purchaser shall also receive the full benefit of all discounts, and other favorable terms of payment customarily offered by Seller to its customers. In the event Seller reduces its price for similar goods and services during the term of the Purchase Order, Seller agrees to reduce the prices of Products to Purchaser correspondingly. Seller warrants that the prices in the Purchase Order shall be complete, and no additional charges of any type shall be added without Purchaser’s express written consent.

9. Taxes. Unless prohibited by Law or stated in the Contract, Seller shall pay all federal, state or local tax, transportation tax, or other tax, including customs duties and tariffs, which is required to be imposed upon the Products ordered, or by reason of their sale or delivery. All Purchase Order prices shall be deemed to have included all such taxes. Purchaser shall withhold all applicable taxes from amounts payable to Seller, without liability to Seller therefor, if such withholding is required by Law, and, in such event, Purchaser may require Seller to indicate on each invoice the percentage of Services performed within the United States. If Seller is required by Law to pay or collect from Purchaser any taxes or charges, Seller will provide a separate invoice to Purchase for such taxes or charges, subject to Purchaser’s rights with respect to export and trade credits under Section 6.2.

10. Invoices. Invoices may only be issued upon transfer of title to Products to Purchaser and Purchaser’s acceptance of the Products. Payment will be deemed to occur upon mailing of a check, wire transfer or commencement of other means of payment to Seller. All invoices will be issued in the currency set forth in the Contract. All invoices for Products provided pursuant to the Purchase Order must reference the Purchase Order number, Purchase Order amendment or Release number, as applicable, Purchaser’s part number, Seller’s part number where applicable, quantity of pieces in shipment, number of cartons or containers, Seller’s name and number, and bill of lading number, before any payment will be made for Products by Purchaser. In addition, no invoice may reference any term separate from or different than these Terms and Conditions or the terms that appear on the face of the Purchase Order. Purchaser reserves the right to return all invoices or related documents submitted incorrectly. Payment terms will commence upon the receipt and input of a correct invoice. Any payment by Purchaser of a nonconforming invoice is not an acceptance of any non-conforming or additional terms on such invoice.

11.	Setoff and Recoupment.

11.1 In addition to any right of setoff or recoupment allowed by Law, all amounts due Seller or any of its Affiliates shall be considered net of indebtedness or obligations of Seller to Purchaser and its Affiliates, and Purchaser may setoff against or recoup from any amounts due or to become due from Seller or any of its Affiliates to Purchaser and its Affiliates however and whenever arising, including the Purchaser’s attorneys’ fees and costs of enforcement. In the event that Purchaser or any of its Affiliates reasonably feels at risk, Purchaser may withhold and recoup a corresponding amount due Seller and its Affiliates to protect against such risk.

11.2 If an obligation of Seller or any of its Affiliates to Purchaser is disputed, contingent or unliquidated, Purchaser may defer payment of all or any portion of the amount due until such obligation is resolved. Without limiting the generality of the foregoing and by way of example only, in the event of a bankruptcy of Seller, if all of the Purchase Orders between Purchaser and Seller have not been assumed, then Purchaser may defer payment to Seller, by an administrative hold or otherwise, for Products until claims for rejection and other damages are resolved. In the event of a Seller Insolvency, Purchaser also may setoff, recoup, and/or withhold from amounts due Seller or any of its Affiliates any amounts that Seller is obligated to indemnify Purchaser pursuant to the Purchase Order, regardless of whether such amounts become due before or after the filing of a petition for bankruptcy protection by Seller.

12.	Intellectual Property.

12.1 All Products, including whether or not patentable, any idea, invention, concept, design, prototype, product configuration, process, technique, procedure, system, plan, model, program, software or code, data, specification, drawings, diagram, flow chart, documentation, or the like that are created in the course of performing any Purchase Order (including any improvement in the design of the Products or any alternative or improved method of accomplishing the objectives under the Contract, as well as any reduction to practice of any subject matter, application or discovery which could be patented or copyrighted) and any associated Intellectual Property Rights therein (collectively, “Inventions”) are the sole and exclusive property of Purchaser. Seller agrees that all Inventions created by Seller in connection with each Purchase Order are “works made for hire” on behalf of Purchaser as that term is used in connection with the U.S. Copyright Act. Seller shall promptly disclose all Inventions to Purchaser and shall cooperate (and cause its employees and contractors to cooperate) in executing any documents and taking any other actions necessary or convenient to patent, copyright, assign to Purchaser or otherwise perfect or protect such Inventions for the benefit of Purchaser.

12.2 Seller hereby assigns to Purchaser ownership of all right, title, and interest in the Products and any associated Intellectual Property and Intellectual Property Rights, and further agrees to cooperate with Purchaser and to assist in the preparation and execution of all documents relating to any effort by or on behalf of Purchaser to apply for, obtain, maintain, transfer, or enforce any Intellectual Property Right related to the Products at the request and expense of Purchaser. Seller expressly warrants that the Products shall not incorporate any Intellectual Property of any third party, and further agrees that Seller shall not disclose to Purchaser any confidential information, including any trade secrets, of any third party. Seller grants to Purchaser an irrevocable, non-exclusive, royalty-free, worldwide license, with the right to grant sublicenses, to use any technical information, know-how, copyrights, and patents, or other Intellectual Property owned or controlled by Seller or its Affiliates to make, have made, use, sell, and import the Products. Such license shall be effective from the first delivery under the Purchase Order.

12.3 Third Party Material; Open Source Code. Seller shall not incorporate any third party proprietary materials, information or intellectual property (“Third Party Material”) into Products or other work product to be delivered to Purchaser, unless Seller has obtained for Purchaser a perpetual, worldwide, fully paid-up, royalty-free, non- exclusive license permitting Purchaser and its Affiliates to use, sublicense and distribute such Third Party Material in the conduct of their normal business operations. Seller shall not incorporate any Open Source Code into a Deliverable or other work product to be delivered to Purchaser without Purchaser’s express, prior written consent.

12.4 Seller shall ensure that any subcontractors to Seller have contracts with Seller in writing consistent with the terms of this Section 12 to ensure that the protections required by Purchaser from Seller are also received from subcontractors for the benefit of Purchaser and Seller.

13.	Changes.

13.1 Purchaser reserves the right at any time to direct changes, or cause Seller to make changes, to the Products under the Purchase Order including changes in the design (including drawings and Specifications), processing, methods of packaging and shipping and the date or place of delivery of the Products covered by the Purchase Order or to otherwise change the scope of the work covered by the Purchase Order, including work with respect to such matters as inspection, testing or quality control, and Seller agrees to promptly make such changes. Any such changes shall be deemed not to affect the time for performance or cost under the Purchase Order unless (a) Seller provides Purchaser with written notice of a claim for adjustment to time for performance or cost within ten (10) days after Purchaser’s notice to Seller of the change and (b) after auditing such claim, Purchaser determines that an adjustment (up or down) is appropriate. Any such claim by Seller for adjustment to time for performance or cost under the Purchase Order must be solely and directly the result of the change directed by Purchaser and any notice of such claim shall be effective only if accompanied by all relevant information sufficient for Purchaser to verify such claim. In addition, Purchaser shall have the right to audit all relevant records, facilities, work or materials of Seller to verify any claim. Seller shall consider and advise Purchaser of the impact of a design change on the system in which the Products covered by the Purchase Order are used. Nothing in this Section 13.1 shall excuse Seller from proceeding with the Purchase Order as changed.

13.2 Without the prior approval of Purchaser on the face of a Purchase Order amendment, Seller shall not make any changes to any Purchase Order or the Products covered by the Purchase Order, including changing (a) any third party supplier to Seller of services, raw materials or goods used by Seller in connection with its performance under the Purchase Order, (b) the facility from which Seller or such supplier operates, (c) the price of any of the Products covered by the Purchase Order, (d) the nature, type or quality of any services, raw materials or goods used by Seller or its suppliers in connection with the Purchase Order, (e) the fit, form, function, appearance, performance of any Products covered by the Purchase Order, or (f) the production method, or any process or software used in the production or provision of any Products under the Purchase Order.

14.	Confidentiality.

14.1 Prior Non-Disclosure Agreements. Notwithstanding anything to the contrary contained herein, in the event of any conflict between any provision of these Terms and Conditions and any prior non-disclosure or confidentiality agreement(s) executed between the Parties with respect to the disclosure, receipt and/or use of confidential or proprietary information, as applicable, the provisions of these Terms and Conditions shall prevail.

14.2 Restrictions on Disclosure and Use of Confidential Information. Each Party shall, and shall cause its Representatives to, hold the Confidential Information of the other Party in secrecy and confidence (in a manner consistent with the protection of its own confidential information of a similar nature, and in any event no less than a reasonable standard of care) in accordance with the provisions of these Terms and Conditions. Each Party shall not, and shall ensure that its Representatives do not, use the Confidential Information of the other Party for any purpose other than performance of such Party’s obligations under the Contract. Each Party, in its capacity as the Receiving Party, shall not, and shall cause its Representatives not to, disclose, divulge, use, exploit (whether for its own benefit or the benefit of anyone other than the other Party), provide or otherwise make available any Confidential Information of the other Party to any Person other than in accordance with these Terms and Conditions and on a need-to-know basis, provided such Persons are bound in writing by confidentiality obligations that are applicable to the Confidential Information and are substantially as restrictive as the provisions of this Section 14 (or, in the case of accountants and attorneys, are bound by professional obligations of confidentiality), in order to permit those Persons to assist the Receiving Party in connection with performance of its obligations under the Contract. The Receiving Party shall notify the Disclosing Party in writing of any misuse, misappropriation or unauthorized disclosure of Confidential Information of the Disclosing Party promptly following knowledge or discovery (in each case after due inquiry) thereof. Upon the Disclosing Party’s written request, the Receiving Party shall, at the Disclosing Party’s option, either (a) deliver to the Disclosing Party all documents, notes, summaries, analysis, compilations and other recordings containing or reflecting the Disclosing Party’s Confidential Information and all copies thereof or (b) destroy all such material, and in either case (a) or (b), an officer of the Receiving Party shall certify in writing to the Disclosing Party that the same has been done; provided, that copies of such Confidential Information may be retained by the Receiving Party if automatically stored pursuant to the Receiving Party’s archival or record retention policies, provided such Confidential Information is not readily accessible and the Receiving Party complies with the confidentiality obligations and use restrictions in these Terms and Conditions for so long as such Confidential Information is so retained.

14.3 Disclosures Required by Law. Notwithstanding the foregoing, it shall not be a breach of these Terms and Conditions for the Receiving Party to disclose Confidential Information of the Disclosing Party if required to do so under law or in a judicial, arbitral, or governmental proceeding or investigation, provided, that (x) the Disclosing Party has been given reasonable prior notice to allow it to take actions to protect its interest and the Receiving Party shall cooperate with all reasonable requests of the Disclosing Party in connection thereof, including any protective orders or other safeguards sought by the Disclosing Party and (y) the Receiving Party only discloses that portion of the Confidential Information (with a full copy to the Disclosing Party) required to be disclosed and shall preserve the confidentiality of all other Confidential Information of the Disclosing Party.

14.4 Ownership; No License Rights Granted; No Warranty. All Confidential Information shall remain the exclusive property of the Disclosing Party and nothing in these Terms and Conditions, or any course of conduct between the Parties, shall be deemed to grant the Receiving Party any license, right, title, or interest in or to the Confidential Information (unless explicitly set forth in the Contract or otherwise agreed in writing by the Parties). The Receiving Party acquires no intellectual property license or rights under the Contract except the limited right to review and use such Confidential Information to perform its obligations under the Contract. All Confidential Information provided under the Contract is provided “AS IS” without any warranty, express, implied or otherwise, except that the Disclosing Party warrants that it has the right to disclose the Confidential Information to the Receiving Party.

14.5 Period of Confidentiality. Each Party’s confidentiality obligations under this Section 14 will survive the expiration or earlier termination of the Contract and continue for a period of five (5) years thereafter. Following the expiration or earlier termination of the Contract, and at any time during a Contract, the Disclosing Party may request that the Receiving Party return or destroy all Confidential Information disclosed and within thirty (30) days after such request, the Receiving Party shall return or certify to the destruction of the Disclosing Party’s Confidential Information, as applicable.

14.6 Data Security. Seller shall: (a) establish, implement and maintain reasonable safeguards against the destruction, loss, alteration and unauthorized access and use of Purchaser’s Confidential Information in the possession or control of Seller (or its subcontractors) that are no less rigorous than those maintained by Seller for its own data of a similar nature; and (b) comply with Purchaser’s information and data security policies as disclosed to Seller from time to time.

14.7 Non-Disparagement. During the term of the Contract and thereafter, Seller shall not make or publish any disparaging or derogatory statements with respect to Purchaser, or its integrity, business or professional standing or reputation, or that of any of its Representatives.

15.	Purchaser’s Property.

15.1 The right, title and interest to all supplies, materials, tooling, jigs, dies, gauges, fixtures, molds, patterns, equipment, designs, drawings, specifications, spare parts, trial parts, ancillary products and other items owned by Purchaser and other items furnished or paid in full by Purchaser to Seller for use in manufacturing Products, or for which Seller is reimbursed by Purchaser or its customers (“Purchaser’s Property”), shall be owned by Purchaser. Seller shall not purchase on the account of or charge Purchaser for any Purchaser’s Property except as authorized in a Purchase Order. Title to Purchaser’s Property that is not already owned by Purchaser shall transfer to Purchaser upon Purchaser’s payment in full for such property.

15.2 Seller shall: (a) properly maintain, at its expense, in good condition and repair, normal wear and tear excepted, the Purchaser’s Property on Seller’s premises; (b) not use the Purchaser’s Property for any purpose other than for performance under the Purchase Order; (c) affix asset identification tags to the Purchaser’s Property identifying it as the Purchaser’s Property and displaying the asset identification information provided by the Purchaser with respect to such asset (asset identification tags shall be of a material and affixture method that is suitable for the anticipated useful life of the Purchaser’s Property in its intended operating environment), and provide photographic verification (in a form reasonably requested by Purchaser) to Purchaser prior to Purchaser’s reimbursement to Seller of any applicable amount or at any other time upon Purchaser’s request; (d) permit Purchaser to affix or remove any identification tags to and from the Purchaser’s Property at any time at Purchaser’s expense; (e) refrain from commingling the Purchaser’s Property with the property of Seller or with that of a third party; (f) adequately insure the Purchaser’s Property against loss or damage, including maintaining full fire and extended coverage insurance for replacement value and naming Purchaser as an additional insured; and (g) not move the Purchaser’s Property to another location whether owned by Seller or a third party, without the prior written consent of Purchaser, other than for maintenance and/or storage of Purchaser’s Property. Purchaser shall have the right to enter Seller’s premises at reasonable times to inspect the Purchaser’s Property and Seller’s records pertaining thereto. All replacement parts, additions, improvements, and accessories to Purchaser’s Property shall become part of Purchaser’s Property. Seller shall provide Purchaser notice of unusual wear of Purchaser’s Property and shall notify Purchaser in advance of the Lead Time required to replace such Purchaser’s Property if the Purchaser’s Property is likely to wear out prior to such Lead Time.

15.3 If Seller is responsible for fabricating or acquiring Purchaser’s Property, such Purchaser’s Property will: (a) comply with all Specifications; (b) be capable of producing Products that conform to the terms of the Contract, including meeting any volume requirements or estimates provided to Seller during the life of the Product as well as satisfying the requirements for service parts; and (c) be clearly and permanently marked as Purchaser’s Property according to Purchaser’s direction. Seller shall provide progress reports upon Purchaser’s request and will promptly notify Purchaser in writing if it believes that Purchaser’s Property may not be ready for operation or use by the completion date specified on the Purchase Order. The foregoing is in addition to Seller’s other obligations and Purchaser’s other rights and remedies at law, in equity, and in the Contract.

15.4 Seller expressly waives and releases, and agrees not to file or otherwise assert or prosecute or suffer to permit any statutory, equitable or other liens, including any molder liens, tool liens, builder liens, construction liens, and the like, that Seller has or might have on or in connection with the Purchaser’s Property for all work, including designing, manufacturing, improving, maintaining, servicing, using, assembling, fabricating or developing the Purchaser’s Property. Seller will assign to Purchaser any claims Seller has against third parties with respect to Purchaser’s Property. Seller shall assume all risk of death or injury to Persons or damage to property arising from use of the Purchaser’s Property.

15.5 Seller shall assign to Purchaser contract rights or claims in which Seller has an interest with respect to Purchaser’s Property and execute, or authorize Purchaser to file, financing statements or similar documents with the appropriate filing authority to give notice of Purchaser’s ownership interest in the Purchaser’s Property. Failure to file a financing statement will not alter or amend Purchaser’s ownership rights to the Purchaser’s Property. Seller shall provide Purchaser, upon Purchaser’s request, with a written inventory of all Purchaser’s Property.

15.6 In the event that it becomes necessary, as determined by either Purchaser or Seller, to replace any of Purchaser’s Property due to normal use by the Seller, or otherwise, said replacement of such Purchaser’s Property shall be at the sole expense of the Seller and said replacement Purchaser’s Property shall remain the property of the Purchaser. Seller will pay personal property taxes for all Purchaser’s Property in Seller’s possession or under Seller’s control.

15.7 Purchaser does not guarantee the accuracy of any Purchaser’s Property or the availability or suitability of any supplies or material furnished by it. Seller assumes sole responsibility for inspecting, testing and approving all Purchaser’s Property or other materials supplied by Purchaser prior to any use by Seller. Seller agrees that it will comply with its obligations hereunder to release Purchaser’s Property not withstanding any offsetting claim that it may have against Purchaser. Seller acknowledges and agrees that (a) Purchaser is bailing the Purchaser’s Property to Seller for Seller’s benefit, (b) Seller has inspected the Purchaser’s Property and is satisfied that the Purchaser’s Property is suitable and fit for its purposes, and (c) PURCHASER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE PURCHASER’S PROPERTY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. Purchaser shall not be liable to Seller for any loss, damage, injury or expense of any kind or nature caused, directly or indirectly, by the Purchaser’s Property, including its use or maintenance, or its repair, service or adjustment, or by any interruption of service or for any loss of business whatsoever or howsoever caused, including any anticipatory damages, loss of profits or any other indirect, special or consequential damages.

15.8 Purchaser has the right to the sole, unencumbered, unqualified, and absolute possession of Purchaser’s Property at any time as elected by Purchaser and Seller will immediately release to Purchaser upon request, and Purchaser may retake immediate possession of Purchaser’s Property at any time with or without cause and without payment of any kind unless otherwise provided in the Contract. Seller will release the requested Purchaser’s Property to Purchaser F.O.B. Seller’s facility (Incoterms 2000), properly packed and marked in accordance with the requirements of Purchaser’s carrier. Seller hereby grants to Purchaser an unconditional right of entry to inspect and remove Purchaser’s Property from the premises where Purchaser’s Property is located without liability in trespass for such entry. Any failure or threatened failure by Seller to perform its obligations under this Section 15.8 for any reason whatsoever shall entitle Purchaser, in addition to any other remedy to which Purchaser may be entitled, to institute and prosecute proceedings in a court of competent jurisdiction to obtain temporary and/or permanent injunctive or other equitable relief to enforce any provision hereof without the necessity of posting bond or proof of action, injury or damage. The foregoing is in addition to Seller’s other obligations and Purchaser’s other rights and remedies at law, in equity, and in the Contract.

16.	Compliance with Laws.

16.1 Seller shall comply with all applicable Laws that regulate the sale, manufacture, labeling, transportation, licensing, approval or certification of the Products, including: (a) all applicable export control and sanctions Laws of the United States and any other relevant country; and (b) those relating to environmental matters, data protection and privacy, wages, hours and conditions of employment, subcontractor selection, discrimination, occupational health and safety and motor vehicle safety. The Purchase Order shall be deemed to incorporate by reference all the clauses required by the provisions of said Laws. At Purchaser’s request, Seller shall certify in writing its compliance with the foregoing.

16.2 Seller agrees that during the period in which it ships Goods to Purchaser, it and its sub-contractors who either ship directly or package goods for shipment shall either (a) be certified under the Customs Trade Partnership Against Terrorism (“C-TPAT”) program by the U.S. Bureau of Customs and Border Protection or (b) comply with applicable trade security programs including, as applicable, the C-TPAT security procedures that may be found on the U.S. customs website at www.cbp.gov.

17. Insurance. Seller shall maintain insurance in amounts as are specified by Purchaser, naming Purchaser as an additional insured, and covering general liability, public liability, product liability, product recall, completed operations, contractor’s liability, automobile liability insurance, Worker’s Compensation, and employer’s liability insurance as will adequately protect Purchaser against damages, liabilities, claims, losses and expenses (including attorneys’ fees) with respect thereto. Seller will also insure for replacement value all machinery, equipment, tools and other property or items necessary to perform under the Purchase Order. Seller agrees to submit certificates of insurance evidencing its insurance coverage, when and as requested by Purchaser.

18.	Indemnification.

18.1 General. Seller shall indemnify and hold harmless Purchaser, its Affiliates and its and their respective directors, officers, employees, contractors, representatives, invitees, agents and customers (collectively, “Indemnitees”) from and against all liability, demands, claims, losses, costs, actions, judgments, fines, penalties, damages and expenses, including expert and attorneys’ fees, (collectively, “Liabilities”) incurred by Purchaser or its Affiliates arising out of any Claim against any Indemnitee that arises from or relates to: (a) Seller’s noncompliance or breach of any representation, warranty or obligation under the Contract (including these Terms and Conditions); (b) any service campaign, product recall campaign, corrective action, or other voluntary or involuntary action or effort in which Purchaser participates with respect to the Products; (c) any spill, discharge, or emission of hazardous wastes or substances; (d) any infringement or misappropriation of any Intellectual Property Right relating to any Product or any portion thereof; (e) releasing, terminating or otherwise removing any lien placed on the Purchaser’s Property; (f) any product liability claim; or (g) any personal injury claim, including death or injury, or damage to property, caused by Seller, its employees, agents, subcontractors, or in any way attributable to the performance of Seller, its employees, agents, or invitees. Seller waives the application of the doctrine of comparative negligence and other doctrines that may otherwise allocate the liability covered by Seller’s indemnity. This indemnification obligation shall apply regardless of whether the Claim arises in tort, negligence, contract, warranty, strict liability or otherwise.

18.2 Indemnification Procedure. Purchaser shall give Seller prompt written notice of any Claim for which indemnification is sought under this Section 18. Failure to give notice will not diminish Seller’s obligation under this Section 18. When provided notice of any actual or potential Liabilities, Seller, at Purchaser’s option and at Seller’s expense, will undertake defense of such actual or potential Liabilities through counsel approved by Purchaser. Seller may select legal counsel to represent the Indemnitees (said counsel to be reasonably satisfactory to Purchaser) and otherwise control the defense of such Claim; provided, however, that Seller shall first obtain authorization from Purchaser before settlement is made of the actual or potential Liabilities if the terms of such settlement (a) require any action or inaction by Purchaser or any Affiliate thereof or (b) could materially adversely affect Purchaser, including any terms which admit the existence of a defect in Products or a failure of Purchaser to fully and faithfully perform its obligations. In the alternative, Purchaser may elect to undertake defense of such Liabilities to the extent asserted against Purchaser, and Seller shall reimburse Purchaser on monthly basis for all expenses, attorneys’ fees, and other costs incurred by Purchaser.

18.3 Infringement Claims. If a Good or Service becomes, or in Seller’s reasonable opinion is likely to become, the subject of a claim of infringement or misappropriation of any Intellectual Property Rights, Seller shall, at its sole expense, either (a) promptly procure for Purchaser the right to continue to use the Good or Service, or (b) replace or modify the Good or Service to make it non-infringing, provided that the modified Good or Service meets the Specifications and all other requirements under the Contract.

19.	Seller Financial and Operational Condition.

19.1 Seller represents and warrants to Purchaser as of the date of each Purchase Order and Release that: (a) it is not insolvent and is paying all debts as they become due; (b) it is in compliance with all loan covenants and other obligations; and (c) all financial information provided by Seller to Purchaser concerning Seller is accurate and has been prepared in accordance with generally accepted accounting principles of the jurisdiction in which it operates.

19.2 Upon Purchaser’s request, Seller shall permit Purchaser and its representatives to review Seller’s books and records concerning Seller’s compliance with each Purchase Order. Seller agrees that, if Seller experiences any delivery or operational problems, Purchaser may, but is not required to, designate a representative to be present in Seller’s applicable facility to observe Seller’s operations. Seller agrees that, if Purchaser provides to Seller any accommodations (financial or otherwise, including providing designated representatives as set forth above) that are necessary for Seller to fulfill its obligations under any Purchase Order, Seller shall reimburse Purchaser for all costs, including attorneys’ and other professionals’ fees, incurred by Purchaser in connection with such accommodation and shall grant a right of access to Purchaser to use Seller’s premises, machinery, equipment and other property necessary for the production of Products covered by such Purchase Order (and a lien to secure the access right) under an access and security agreement. Additionally, Seller agrees to provide prompt written notice to Purchaser of any impending or threatened insolvency of the Seller.

19.3 Purchaser may immediately terminate each Purchase Order without any liability of Purchaser to Seller upon the occurrence of any of the following or any other similar or comparable event (each, a “Seller Insolvency”):

(a) insolvency of Seller; (b) Seller’s inability to promptly provide Purchaser with adequate and reasonable assurance of Seller’s financial capability to perform timely any of Seller’s obligations under any Purchase Order;

(c) filing of a voluntary petition in bankruptcy by Seller; (d) filing of an involuntary petition in bankruptcy against Seller; (e) appointment of a receiver or trustee for Seller; or (f) execution of an assignment for the benefit of creditors of Seller. Seller shall reimburse Purchaser for all costs incurred by Purchaser in connection with a Seller Insolvency, including all attorneys’ fees and other professional fees.

20. Audit Rights. Purchaser or its authorized representatives shall have the right at any reasonable time to access Seller’s premises to examine all relevant documents, records, or other relevant information to verify Seller’s compliance with the Contract, and to validate Seller’s performance or ability to perform under the Contract. Seller agrees to reasonably cooperate in any such audit request by the Purchaser.

21.	Term and Termination.

21.1 Duration. The Contract shall be effective as of the Effective Date and shall remain in effect until terminated under this Section 21 or by mutual written agreement of the Parties.

21.2 Termination for Default. Purchaser may terminate immediately (or such other time as set forth in Purchaser’s termination notice) all or any part of each Purchase Order, without any liability of Purchaser to Seller, in the event of any default by Seller. Seller is in default if : (a) Seller fails to perform or breaches any obligations under the Contract; (b) Seller repudiates, breaches or threatens to breach any of the terms of the Contract; (c) Seller breaches any representation or warranty in the Contract; (d) Seller fails to provide Purchaser with adequate and reasonable assurance of Seller’s ability to perform timely any of Seller’s obligations under the Contract, including delivery of Products; (e) Seller fails to meet reasonable quality requirements so as to endanger timely and proper performance of the Contract; or (f) in the event of a Seller Insolvency.

21.3 Termination for Change of Control. In addition to its other remedies, Purchaser may, at its option, terminate the Contract immediately (or such other time as set forth in Purchaser’s termination notice) without any liability to Seller for a change of control of Seller. A change of control of Seller includes: (a) the sale, lease or exchange of a substantial portion of Seller’s assets used for the production of Products, or the entrance into an agreement by Seller regarding the same; (b) the sale or exchange of more than 20% of Seller’s stock or other ownership interest (or of such lesser percentage as would result in a change of control of Seller), or the entrance into an agreement regarding the same; (c) the execution of a voting or other agreement providing a Person with control of Seller or control of more than 20% of Seller’s stock or other ownership interest (or of such lesser percentage as would result in a change of control of Seller). Seller shall notify Purchaser promptly in writing in the event of the earlier of (i) the entrance into an agreement, or (ii) the occurrence of an event, described above in this Section 21.3.

21.4 Termination for Convenience. In addition to any other right of Purchaser to terminate the Contract, Purchaser may at its option, immediately (or such other time as set forth in Purchaser’s termination notice) terminate all or any part of the Contract at any time and for any reason by giving written notice to Seller.

21.5	Termination Claims; Obligations Following Termination.

(a) Upon the effective date referenced in any notice of termination pursuant to Sections 21.2, 21.3, or 21.4, Seller, unless otherwise directed in writing by Purchaser, shall (i) terminate immediately all work under the Purchase Order; (ii) transfer title and deliver to Purchaser the usable and merchantable finished Products, work in process, and raw materials/components that Seller produced or acquired in accordance with firm Release amounts under the Purchase Order and which Seller cannot use in producing Products for itself or for others; (iii) take actions reasonably necessary to protect property in Seller’s possession in which Purchaser has an interest; (iv) upon Purchaser’s request, cooperate with Purchaser in effecting the resourcing of the Products covered by the Purchase Order to an alternative supplier designated by Purchaser; and (v) grant Purchaser all rights to the Property in accordance with Section 15.1.

(b) Upon termination pursuant to Section 21.2, Seller shall not be entitled to any further payments by Purchaser.

(c) Upon termination of any Contract by Purchaser under Sections 21.3 or 21.4, Purchaser shall pay to Seller the following amounts without duplication: (i) the Purchase Order price for all finished and completed Products that conform to the requirements of the Purchase Order and not previously paid for; and (ii) Seller’s reasonable actual cost of the usable and merchantable work in process and raw materials/components transferred to Purchaser in accordance with Section 21.6.

(d) Except as expressly set forth in this Section 21, Purchaser shall not be liable for and shall not be required to make payments to Seller, directly or on account of claims by Seller’s subcontractors, for any other alleged losses or costs, whether denominated as loss of anticipated profit, unabsorbed overhead, interest on claims, product development and engineering costs, facilities and equipment rearrangement costs or rental, unamortized depreciation costs, ancillary exit charges (including costs of riggers, warehousing, premium manufacturing costs, loading of trucks or other standard business procedures related to transitioning production to an alternative supplier), capital costs or expenditures, internal labor costs or charges, or general and administrative burden charges resulting from termination of the Contract or otherwise. Notwithstanding anything to the contrary, Purchaser’s obligation to Seller upon termination shall not exceed the obligation Purchaser would have had to Seller in the absence of termination.

(e) Within thirty (30) days after the effective date of termination under Sections 21.3 or 21.4, Seller shall furnish to Purchaser its termination claim, together with all supporting data. All other claims are waived. Purchaser may audit Seller’s records before or after payment to verify amounts requested in Seller’s termination claim.

21.6 Transition of Supply. Upon the expiration or earlier termination of the Contract for whatever reason, Seller agrees to take all actions necessary in order to ensure that there is no interruption in the supply of Products to Purchaser. In addition to all other obligations of Seller hereunder, Seller agrees to take such actions as may be reasonably requested by Purchaser to accomplish the transition from Seller to an alternative seller, including the following: (a) Seller shall provide a sufficient bank of goods covered by the Purchase Order to ensure the orderly transition to any alternative seller chosen by Purchaser; (b) Seller shall provide to Purchaser all tooling and any other property furnished by or belonging to Purchaser or any of Purchaser’s customers in as good a condition as when received by Seller, reasonable wear and tear excepted; (c) Purchaser reserves the right to access and actively participate during the disconnect or disassemble process for the Purchaser’s Property, and the location, time and date of the exit shall be mutually agreeable between the Purchaser and Seller; and (d) Seller shall, at Purchaser’s option: (i) assign to Purchaser any or all supply contracts or Purchase Orders for raw material or components relating to the Purchase Order; (ii) sell to Purchaser, at Seller’s cost, any or all perishable tooling and Products inventory relating to the Purchase Order; and/or (iii) sell to Purchaser any of Seller’s property necessary to perform under the Purchase Order, at a price equal to the lower of the fair market value of such property or the net book value of such property less any amounts Purchaser has paid to Seller for the cost of such property. Unless otherwise agreed to by Purchaser in writing, Seller, at its sole expense, shall furnish, keep in good condition, and replace when necessary all machinery, equipment, tools and other property or items necessary to perform under the Purchase Order. Seller shall provide documentation supporting the original cost of any such property. The term “alternative seller” expressly includes, but is not limited to, a Purchaser-owned facility or Purchaser or any Affiliate thereof.

21.7 No Termination Right by Seller. Because Purchaser’s commitments to its customers are made in reliance on Seller’s commitments under each Purchase Order, Seller has no right to terminate this Contract or any Purchase Order.

22. Limitation of Liability. In no event shall Purchaser be liable to Seller for anticipated or lost profits, interest, penalties or for any incidental, consequential, special, exemplary or punitive damages in connection with the Contract. Nor shall Purchaser under any circumstances be liable to Seller for any fees, including attorney or consulting fees, or any statutory damages.

23. Force Majeure. Any delay or failure of either Party to perform its obligations shall be excused if it is caused by an extraordinary and unforeseeable event beyond the control of the nonperforming Party and without the nonperforming Party’s fault or negligence, such as acts of God, fires, floods, windstorms, explosions, riots, natural disasters, wars and sabotage. Written notice of such delay, including the anticipated duration of the delay, must be given by the nonperforming Party to the other Party within twenty-four (24) hours of the event. During the period of any delay or failure to perform by Seller, Purchaser, at its option, may purchase Products from other sources and reduce its schedules to Seller by such quantities, without liability to Purchaser, or cause Seller to provide the Products from other sources in quantities and at times requested by Purchaser and at the price set forth in the applicable Purchase Order(s). If requested by Purchaser, Seller shall provide adequate assurance that the delay will not exceed such period of time as Purchaser deems appropriate. If the delay lasts more than the time period specified by Purchaser, or Seller does not provide adequate assurance that the delay will cease within such time period, Purchaser may, among its other remedies, immediately cancel the Contract or any Purchase Order, and all outstanding Releases issued pursuant thereto, without liability. Additionally, Seller shall reimburse Purchaser for any increase in price that Purchaser is required to pay to a substitute supplier in order to obtain the Products. Seller acknowledges and agrees that the following will not excuse performance by Seller under theories of force majeure, commercial impracticability or otherwise and Seller expressly assumes the following risks: (a) change in cost or availability of materials, components or services based on market conditions, supplier actions or contract disputes; and (b) failure of Seller’s internal business systems related to the proper processing of information that results in any defect or failure in products or services, deliveries, or any other aspect of performance by Seller or its subcontractors. Purchaser may cancel the Contract or any Purchase Order at any time prior to delivery or performance if its business is interrupted for reasons beyond Purchaser’s reasonable control. Purchaser shall give prompt notice of such cancellation to Seller.

24. Labor Disputes. Seller shall notify Purchaser in writing of any actual or potential labor dispute delaying or threatening to delay timely performance of the Contract. Seller shall notify Purchaser in writing six (6) months in advance of the expiration of any current labor contracts. Seller shall deliver a supply of finished Products at least thirty (30) days prior to the expiration of any such labor contract, in quantities and for storage at sites designated by Purchaser.

25. No Waiver. A waiver by Purchaser of any right or remedy shall not affect any rights or remedies subsequently arising under the same or similar clauses. The failure of the Purchaser to insist upon the performance of any term or condition of the Contract, or to exercise any right hereunder shall not be construed as a waiver of the future performance of any such term or condition or the exercise in the future of any such right.

26. Relationship of Parties. Seller and Purchaser are independent contracting parties and nothing in this Contract shall make either Party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either Party any authority to assume or to create any obligation on behalf of or in the name of the other Party.

27. Assignment. Each Purchase Order is issued to Seller in reliance upon Seller’s personal performance of the duties imposed. Seller agrees not to, in whole or in part, assign the Contract or delegate the performance of its duties without the written consent of Purchaser, and any attempt to do so shall be void ab initio. Any consent by Purchaser to an assignment shall not be deemed to waive Purchaser’s right to recoupment from Seller and/or its assigns for any claim arising out of the Contract. Assignment shall not relieve Seller from its obligations of confidentiality under Section 14 hereof. Purchaser may, in its sole discretion, transfer or assign the Contract, in whole or in part, to any third party upon notice to Seller.

28. Subcontracting. Seller shall not subcontract any of its obligations under the Contract without the prior written consent of Purchaser. Any such consent of Purchaser will not release Seller from, or limit, any of Seller’s obligations under the Contract. Seller warrants and guarantees that any such subcontractor’s performance will satisfy all requirements and obligations applicable to Seller under the Contract.

29. Severability. If any term(s) of the Purchase Order is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term(s) shall be deemed reformed or deleted, as the case may be, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of the Purchase Order shall remain in full force and effect.

30. Notices. All notices, claims and other communications to Purchaser required or permitted under the Contract shall be made in writing and sent by certified or registered mail, return receipt requested and proper postage prepaid to the following address (or such other address as is provided to Seller by Purchaser) and shall be effective only upon receipt by Purchaser in the form set forth in this Section 30:

If to Purchaser:

Attn: General Counsel

Rivian Automotive, LLC

13250 N. Haggerty Road

Plymouth, MI 48170

With a copy to:

Attn: Head of Global Supply Chain

Rivian Automotive, LLC

13250 N. Haggerty Road

Plymouth, MI 48170

Seller’s failure to provide any notice, claim or other communication to Purchaser in the manner and within the time periods specified in the Purchase Order shall constitute a waiver by Seller of any and all rights and remedies that otherwise would have been available to Seller upon making such notice, claim or other communication.

31. Claim from Seller. In addition to any other restrictions contained in the Contract, any action by Seller under the Contract must be commenced within one year after the breach or other event giving rise to Seller’s claim occurs, regardless of Seller’s lack of knowledge of the breach or other event giving rise to such claim.

32. Electronic Communications and Electronic Signatures. Seller shall comply with any method of electronic communication specified by Purchaser, including requirements for electronic funds transfer, Purchase Order transmission, production Releases, electronic signature, and communication.

33. Governing Law; Dispute Resolution. The construction, interpretation and performance of the Contract and all transactions thereunder shall be governed by the Laws of the State of Michigan, without regard to principles of conflicts of law. The United Nations Convention on the International Sale of Goods is expressly excluded. Any claims or disputes arising between the parties arising under this Agreement shall, at Purchaser’s sole election, be resolved through binding arbitration under the Commercial Arbitration Rules and Mediation Procedures published by the American Arbitration Association by a single arbitrator appointed in accordance with said rules. If arbitration is elected by Purchaser, the arbitration shall take place in Plymouth, Michigan and be conducted in the English language. The arbitration shall permit discovery, as deemed reasonable by the arbitrator. If Purchaser does not elect arbitration, then Seller consents to the exclusive jurisdiction of the appropriate state court in Wayne County, Michigan or, if original jurisdiction can be established, in the federal court in the U.S. District Court for the Eastern District of Michigan, Southern Division, for any legal or equitable action or proceeding arising out of, or in connection with, each Purchase Order. Seller specifically waives the right to a jury and any and all objections to venue in such courts.

34. No Third-Party Beneficiaries. Unless otherwise expressly provided for herein, no provisions of the Contract are intended or shall be construed to confer upon or give to any Person other than Seller, Purchaser any rights, remedies or other benefits under or by reason thereof; provided, that the Indemnitees shall be third party beneficiaries of Section 18 with rights of enforcement hereunder.

35. Survival. The obligations, representations, warranties, and covenants of Seller under these Terms and Conditions and each Contract that by their nature are intended or reasonably expected to survive the expiration or termination of these Terms and Conditions and each Contract, including (a) the obligations, representations, warranties, and covenants of Seller with respect to Products delivered to or ordered by Seller prior to such expiration and termination and (b)the obligations, representations, warranties, and covenants of Seller set forth in Sections 3 (Service Requirements), 4 (Warranties), 5 (Quality), 7 (Remedies), 12 (Intellectual Property), 14 (Confidentiality), 16 (Compliance with Laws), 18 (Indemnification), 20 (Audit Rights), 21 (Term and Termination), 22 (Limitation of Liability), 33 (Governing Law; Dispute Resolution) and this Section 35, shall survive the expiration or termination of the Terms and Conditions and each Contract created hereunder.

36. Entire Agreement. These General Terms and each Contract constitute the entire agreement between the Parties with respect to their subject matter, and supersedes all prior oral or written representations or agreements by the Parties with respect to the subject matter thereof. Except as authorized in Section 13, no subsequent terms, conditions, understandings, or agreements purporting to modify these Terms and Conditions or the Contract will be binding unless in writing and signed by both Parties.

37. Interpretation. (a) The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to these Terms and Conditions as a whole unless the context requires otherwise. Unless the context otherwise requires, references herein: (i) to Sections shall mean the Sections of these Terms and Conditions; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Section headings are for are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. The Contract shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

38. Advertising and Publicity. Seller shall not discuss, disclose, advertise, market or otherwise make known to third parties (including any clients, customers, vendors or suppliers of Purchaser) any information relating to any projects or business of Purchaser or any Purchaser Products produced and delivered under any Contract, including mentioning, disclosing using or implying the name of Purchaser or any of Purchaser’s projects, developments, clients, customers, vendors, suppliers, personnel or contractors, or the existence of any Contracts or these Terms and Conditions, in each case without the Purchaser’s prior written consent. Seller shall not use or publicly display (in advertisements, press releases or otherwise) Purchaser’s name, trademarks, service marks or logos without Purchaser’s prior written consent.

39.	Definitions.

39.1 “Affiliate” means with respect to a Person, any other Person controlling, controlled by, or under common control with, such Person. For purposes of the Contract, “control” means possessing, directly or indirectly, the power to direct or cause the direction of the management, policies or operations of a Person, whether through ownership of voting securities, by contract or otherwise.

39.2 “Anti-Corruption Laws” means all Laws of any jurisdiction applicable to Seller, any of its subsidiaries or any of their respective Representatives relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act.

39.3 “Anti-Money Laundering Laws” means the anti-money laundering Laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority.

39.4 “Claim” means any demand, or any civil, criminal, administrative or investigative claim, action or proceeding (including arbitration) asserted, commenced or threatened against a Person by an unaffiliated third party. For purposes of this definition, an employee of either Party is considered an unaffiliated third party.

39.5 “Confidential Information” of a Party (the “Disclosing Party”) means any information or items, or any part thereof, that is disclosed by or on behalf of such Party to the other Party (the “Receiving Party”) or to any of the Receiving Party’s Representatives, that (a) is marked as confidential (or as a trade secret, proprietary, private or other similar designation), (b) is identified as confidential when it is disclosed, or (c) should reasonably have been understood by the receiving Party to be confidential, including (in each case of clause (a), (b), and (c)) marketing data, financial and pricing information, business plans and opportunities, computer programs, source code, object code, technologies, products, know-how, product specifications, designs, prototypes, test data, customer lists and information, current and future marketing plans, current and future research and development specifications, and related documentation, and all materials, processes, demonstrations, copies, reproductions, analyses, summaries or combinations derived from, based on or using any of such information or items. Notwithstanding the foregoing, “Confidential Information” of the Disclosing Party shall not include information that: (i) is or becomes generally known to the public without any act or omission on the part of the Receiving Party or its Representatives; (ii) is in the Receiving Party’s lawful possession at the time of disclosure by the Disclosing Party, free of restrictions on its disclosure and use, and was not acquired directly or indirectly from Disclosing Party; (iii) is or becomes known to the Receiving Party through disclosure by an unaffiliated third party (except where such third party is known by the Receiving Party to be disclosing such information in breach of obligations of confidence); or (iv) is independently developed by or for the Receiving Party by Persons who have had no access to or been informed of the existence or substance of such information; provided, that specific disclosures shall not be deemed to be within the foregoing limitations merely because they are embraced by general information in the public domain or in the Receiving Party’s possession, and combinations of features disclosed by the Disclosing Party shall not be deemed to be within the foregoing exceptions merely because individual features of such combinations are in the public domain or in Receiving Party’s possession, and which do not show the combination itself.

39.6 “Contract” means these Terms and Conditions, the Purchase Order, documents and attachments referenced in any of the foregoing (including Specifications and Releases), pricing agreements, statements of work, and any other additional written agreements provided that such they are signed by authorized representatives of both Parties and pertain to the Products.

39.7 “Goods” means all products identified in a statement of work or product specific attachment or amendment to these Terms and Conditions, and all products that are not so identified, but which are offered or sold by Seller to Purchaser, and shall include (but is not limited to) (a) goods made by or on behalf of Seller and sold by Seller to Purchaser, directly or indirectly including through resellers, distributors, value-added distributors and subassembly manufacturers and (b) prototype and development parts, pre-production versions of products (including Software) and Purchaser’s Property. To the extent that Goods are or include Software, references to “sale” or words of similar meaning in this definition shall be deemed to refer to a “license” of such Goods consistent with the terms in the Contract.

39.8 “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any supra-national, governmental, federal, state, provincial, local governmental or municipal entity or authority and any self-regulatory organization (including, in each case, any branch, department or official thereof).

39.9 “Governmental Official” means (i) an executive, official, employee or agent of a Governmental Authority, (ii) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

39.10 “Intellectual Property” means all patents, patent applications, patentable subject matter, copyrights, copyrightable subject matter, work of authorship, derivative works, trademark, trade name, trade dress, trade secrets, know-how, and any other subject matter, material, or information that is considered by Purchaser to be proprietary or confidential and/or that otherwise qualifies for protection under any Law providing or creating Intellectual Property Rights, including the Uniform Trade Secrets Act.

39.11 “Intellectual Property Rights” means any intellectual property rights or similar proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to: (a) trademarks and pending trademark applications, trade dress, service marks, certification marks, logos, domain names, uniform resource locators, trade names and fictional business names, together with all translations, adaptations, derivations and combinations and like intellectual property rights, together with all goodwill associated with the foregoing, (b) issued patents and pending patent applications, and any and all divisions, continuations, continuations-in- part, reissues, renewals, provisionals, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights, inventions, invention disclosures, discoveries and improvements, whether or not patentable, (c) works of authorship, all copyrightable works (including software) and all copyrights including all applications, registrations and renewals thereof, and all rights corresponding thereto, (d) trade secrets, proprietary business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person, (e) mask works, and (f) moral rights.

39.12 “Law” means any and all (a) federal, territorial, state, local and foreign laws, treaties, conventions, directives, regulations and ordinances, (b) codes, standards, rules, requirements, directives, orders and criteria issued under any federal, territorial, state, local or foreign laws, ordinances or regulations, (c) rules of a self- regulatory organization (including the rules of any national securities exchange or foreign equivalent) and (d) judgments, orders, writs, directives, authorizations, rulings, decisions, injunctions, decrees, assessments, settlement agreements, or awards of any Governmental Authority.

39.13 “Lead Time” means the minimum time expressly agreed upon in a written agreement signed by both Parties that an order should be placed so that the supplier of the good or service may deliver by the desired delivery date, or if not so agreed, the shortest amount of time required by a typical supplier in the relevant industry, to manufacture the Goods and/or complete the Services, as applicable, that are the subject of the order.

39.14 “Person” means a natural person or any partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity or any other entity, in each case, whether domestic or foreign.

39.15 “Products” means Goods or Services or both Goods and Services.

39.16 “Purchase Order” means a purchase order issued by Purchaser to Seller for purchases specific to production of Purchaser Products.

39.17 “Purchaser Product” means any product that is manufactured by or on behalf of Purchaser, including vehicles, chargers, subassemblies, systems, and components.

39.18 “Release” means a written communication issued by Purchaser that identifies a specific quantity of Goods and associated delivery date by which Seller shall deliver such Goods.

39.19 “Representatives,” with respect to any Person, means such Person’s Affiliates and such Person’s and its Affiliates’ respective directors, officers, members, managers, employees, contractors, subcontractors, agents, consultants, advisors or other representatives.

39.20 “Services” means services offered by Seller related to the development and/or production of Purchaser Products and/or production parts therefor, or any other services specified by Purchaser on the Purchase Order.

39.21 “Software” means software provided for use in development, testing, or production of Goods, including firmware, or any other software specified by Purchaser on the Purchase Order.

39.22 “Specifications” means the most current version of all applicable specifications and requirements either:

(a) provided by Purchaser, including other documents or requirements specifically incorporated or referenced in these Terms and Conditions, Purchase Orders, bills of materials, statements of work, project schedules, drawings, and CAD data; or (b) any samples, drawing, CAD data, spec sheets, or other descriptions or specifications or representations provided by Seller that are approved of by Purchaser or relied upon by Purchaser.

“Warranty Period” shall mean, for each of the Product provided, the time period beginning on the day of first use of the Products by Purchaser or acceptance by Purchaser, and continuing until the later of (a) the period provided under applicable Law; or (b) 4 years or 50,000 miles, whichever is later, from the date of the end users’ purchase of Purchaser Product into which the Product is incorporated.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed these General Terms and Conditions of Production Purchase effective as of the Effective Date.

Troy Design and Manufacturing Co.

By:	/s/ [Authorized Signatory]
Name: [Authorized Signatory]
Title: Vice President of Business Planning
Date: [***]

Rivian Automotive, LLC

By:	/s/ Steve Gawronski
Name: Steve Gawronski
Title: Head of Global Supply Chain
Date: [***]

EXHIBIT B

ENGINEERING, DESIGN AND DEVELOPMENT

Seller shall adhere to all testing and validation requirements set forth in an applicable Design, Verification Plan and Report (DVP&R) issued by Purchaser.

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